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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  April 6, 1998
                                                           -------------



                             JONES INTERCABLE, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



     Colorado                    1-9953                     84-0613514
     --------                    ------                     ----------
(State of Organization)    (Commission File No.)            (IRS Employer
                                                            Identification No.)


                                 P.O. Box 3309
                9697 E. Mineral Avenue, Englewood, CO 80155-3309
                ------------------------------------------------
              (Address of principal executive office and Zip Code)


       Registrant's telephone number, including area code (303) 792-3111
                                                          --------------

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Item 5.  Other Events.
         ------------

         Pursuant to an effective Registration Statement on Form S-3 (No. 333-40149) allowing it to offer up to $500,000,000 of senior debt securities, senior subordinated debt securities, subordinated debt securities and Class A Common Stock, Jones Intercable, Inc. (the "Company") issued and sold $200,000,000 of its 7 5/8% Senior Notes due 2008 (the "Notes") on April 6, 1998. Interest on the Notes is payable semiannually on April 15 and October 15 of each year, commencing October 15, 1998. The Notes will mature on April 15, 2008. The Notes will not be redeemable prior to maturity.

         The Notes were sold to Salomon Brothers Inc, Lehman Brothers Inc., NationsBanc Montgomery Securities LLC and NatWest Capital Markets Limited (the "Underwriters"). The Underwriters purchased the Notes from the Company at 98.173% of their principal amount. The Company anticipates that the approximately $196,246,000 (after payment of estimated expenses) net proceeds from the offering of the Notes will be used to reduce the amounts outstanding under the revolving credit facilities of the Company's subsidiaries.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (a)   Not applicable.

         (b)   Not applicable.

         (c)   Exhibits.

               1.1 Terms Agreement dated March 31, 1998, between the Company and Salomon Brothers Inc, Lehman Brothers Inc., NationsBanc Montgomery Securities LLC and NatWest Capital Markets Limited.

               4.1 Third Supplemental Indenture dated March 31, 1998 with respect to $200,000,000 aggregate principal amount of the Company's 7 5/8% Senior Notes due 2008, between the Company and U.S. Trust Company of California, N.A.

               5 Opinion of Elizabeth M. Steele as to the legality of the issuance of the Notes.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JONES INTERCABLE, INC.



Dated: April 6, 1998                    By:/s/ Elizabeth M. Steele
                                           -----------------------
                                           Elizabeth M. Steele
                                           Vice President

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